EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ideal Accents, Inc., a Florida corporation (the “Company”) on Form 10-QSB for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Karim Suleman, Chief Executive Officer, President, Director and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Ideal Accents, Inc., and will be retained by Ideal Accents, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ Karim Suleman__________________

Karim Suleman, Chief Executive Officer,

President, Director and Chief Financial

Officer

Date:  August 15, 2005